UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 2, 2005

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

W239 N1700 Busse Road, Waukesha, WI 53188-1160
(Address of principal executive offices, including zip code)

(262) 523-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On August 2, 20005, George R. Schonath, President, Chief Executive Officer and a Director of the Middleton Doll Company (the “Company”) and Susan J. Hauke, Vice President Finance, Chief Financial Officer and Secretary advised the Company’s Board of Directors that they will resign all their executive positions with the Company and its subsidiaries at the close of business on December 31, 2005. Mr. Schonath and Ms. Hauke will retain their positions with InvestorsBank, which administers the loan and real estate properties of the Company and provides certain other services to the Company and its wholly-owned subsidiary, Lee Middleton Original Dolls, Inc. under a Second Amended and Restated Management Services and Allocation of Expenses Agreement dated January 1, 2004.

        The Board of Directors of the Company anticipates appointing successors to Mr. Schonath and Ms. Hauke prior to the effective date of their resignations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Susan J. Hauke
Susan J. Hauke
Chief Financial Officer, Vice President Finance and Treasurer

Date: August 8, 2005